                              OFFICER'S CERTIFICATE


     The undersigned, being the President of Vitafort International Corporation, inc., a Delaware Corporation (the "Company"), hereby represents and warrants that the Board of Directors of the Company duly authorized the Company to purchase trademarks, trade dress and related intangibles heretofore belonging to Auburn Farms, Inc,. d.b.a. Natures's Warehouse ("AFI") along with certain inventory of AFI upon the terms generally described in that certain letter agreement dated as of May 1, 1996, a copy of which is attached hereto as Exhibit "A", the Certificates of Sale, assignments of Registered Trademarks, Assignments of Unregistered Trademarks, Trademark Assignments executed in furtherance thereof, subject to various qualifications and clarifications stated on behalf of the Company in various items of correspondence relating to the subject transaction.

     Dated: May 1, 1996                Vitafort International Corporation, Inc.
                                       a Delaware Corporation



                                       By: /s/ Mark Beychok
                                          ---------------------------------
                                               Mark Beychok

                                       Title:  President
                                             ------------------------------

                           [DAHL & TANNER LETTERHEAD]




                                   May 1, 1996


David W. Levene
Levene, Neale & Bender
1801 Avenue of the Stars, Suite 1120
Los Angeles, CA 90067

     RE: Auburn Farms, Inc., dba Nature's Warehouse

Dear Mr. Levene:

     Thank you for your letter of April 29, 1996. The purpose of this letter is to confirm selected elements of the proposed transaction(s) for acquisition by your client, Vitafort International Corporation, Inc., a Delaware Corporation ("Vitafort") of certain assets currently owned by Auburn Farms, Inc., dba Nature's Warehouse ("AFI").

     IDENTIFICATION OF PARTIES AND REPRESENTATION. This office represents Sacramento Commercial Bank, a California banking corporation ("Sacramento Commercial"), a secured creditor of Auburn Farms, Inc. ("AFI"). Mr. Attia is counsel for AFI, Mr. Chediak is counsel for Robert E. Luke and Karen J. Luke ("the Lukes"), Mr. Blumenfeld is counsel for Daniel W. Lang and Anne Z. Lang ("the Langs"), and Mr. Johanson is counsel for River City Bank ("River City").

     CONFIDENTIALITY. On behalf of Sacramento Commercial and this office, we confirm that we have not to date, and shall not, until the effectuation of the transactions contemplated with AFI are consummated and become public, disclose or disseminate the identity of Vitafort. In addition, no employee or agent of Bank or this office has traded nor shall trade, directly or indirectly, in Vitafort's securities until this transaction has been consummated and disclosed to the general public and to the investment community.

     FORECLOSURE SALES. AFI has advised Sacramento Commercial and River City that it desires to effect a sale of certain of its assets to Vitafort by way of private foreclosure sales to be conducted by Sacramento Commercial and by River City, substantially in accordance with an agreement AFI has negotiated with Vitafort. Such agreement is currently memorialized in the

David W. Levene
May 1, 1996
Page 2



April 22, 1996 letter of Vitafort's counsel, David W. Levene, addressed to AFI and its counsel, Gilles S. Attia. The April 22, 1996 letter and all of: its enclosures are collectively referred to as the "Foreclosure Purchase Agreement". The terms and conditions set forth in this letter, when accepted and agreed to by Vitafort, constitute an amendment to the Foreclosure Purchase Agreement, and are deemed incorporated therein.

     PRIVATE FORECLOSURE SALE. Sacramento Commercial shall conduct a private foreclosure sale pursuant to California Commercial Code Section 9504(3) of;
(a) the Intangibles (as defined in the Foreclosure Purchase Agreement); (b) the right to acquire claims against New Life Bakery (as defined in the Foreclosure Purchase Agreement); and (c) the inventory, raw materials, work-in-process, and materials associated with the Intangibles and referenced in the Foreclosure Purchase Agreement. The buyer shall be Vitafort, Inc., for the consideration set forth in the Foreclosure Purchase Agreement Sacramento Commercial shall provide Vitafort with a bill of sale as to such collateral, warranting that the conduct of such sale was in accordance with Section 9504(3) of the California Commercial Code and that as such, Sacramento Commercial's security interest in such collateral has been extinguished, and subject to the terms and conditions set forth therein. Notice of private sale pursuant to California Commercial Code Section 9504(3) was given April 24, 1996, and Sacramento Commercial is now in a position to proceed with the foreclosure. The foreclosure sale shall occur on or after April 30, 1996.

     RIVER CITY LINE OF CREDIT. AFI is obligated to River City under a line of credit agreement with a current payoff balance of approximately $470,000 ("the River City L/C"). The River City L/C is secured by a first priority security interest in inventory and accounts receivable due to the above-referenced inter-creditor agreement. River City shall, contemporaneously with Sacramento Commercial, conduct a private foreclosure sale of its inventory collateral pursuant to section 9504(3). The buyer shall be Vitafort, for the consideration set forth in the Foreclosure Purchase Agreement. Notice of private sale pursuant to California Commercial Code
Section 9504(3) was given April 24, 1996, and River City is now in a position to proceed with the foreclosure. The foreclosure sale shall occur on or after April 30, 1996.

     ACCOUNTS RECEIVABLE. From and after its foreclosure sale, River City shall pursue collection of accounts receivable in accordance with section 9502(1) of the California Commercial Code, and shall appoint Vitafort as its agent to collect such receivables directly from the account debtors. Vitafort shall retain a 10% fee for its services in effecting such collections as more fully set forth in the Foreclosure Purchase Agreement, and shall remit the net proceeds of the collections of such accounts receivable to River City Bank via cashier's check or wire transfer. Vitafort shall provide with each transmission of net collections a schedule indicating the particular invoices collected. On not less than a monthly basis, Vitafort shall provide an updated invoice=specific aged accounts receivable report of the remaining accounts receivable of AFI for which

David W. Levene
May 1, 1996
Page 3




it is acting as collection agent on behalf of River City. The original of such report shall be forwarded to River City, with a copy to Sacramento Commercial.

     INVENTORY. The Inventory to be purchased by Vitafort pursuant to the Foreclosure Purchase Agreement consists of approximately $300,000 (at cost) of packaging materials and $20,000 (at cost) of finished goods which have a reasonable remaining code life which affords sufficient time for distribution and sale in the normal course of business.

     As more fully set forth in the Foreclosure Purchase Agreement, Vitafort shall acquire such quantities of packaging materials and finished goods as and when it has need therefor. However, to the extent that Vitafort has need for packaging materials or finished goods not substantially different from such materials or finished goods which constitute a part of the Inventory, Vitafort shall acquire and exhaust that portion of the Inventory prior to utilizing packaging materials or finished goods independently produced by or for the benefit of Vitafort. The proceeds of the Inventory as and when acquired by Vitafort shall be tendered via cashier's check or wire transfer to River City.

     The Inventory to be purchased by Vitafort pursuant to the Foreclosure Purchase Agreement does not include any finished goods which have already been produced by New Life Bakery and are still held by New Life Bakery pending payment.

     $75,000 TRANSACTION FEE; DISBURSEMENTS. Immediately prior to consummation of Sacramento Commercial's foreclosure sale, Vitafort shall remit via cashier's check or wire transfer to the client trust account of this office the $75,000 transaction fee, net of the pre-closing advance(s) disbursed by Vitafort at the request of AFI [the total of such advances shall not exceed $3,000].

     DEFERRED PAYMENTS. The percentage of gross sales payments on account of acquisition of the Intangibles to be tendered by Vitafort as more fully defined in the Foreclosure Purchase Agreement ("the Deferred Payments") shall be tendered directly to Sacramento Commercial via cashier's check or wire transfer.

     NET RECOVERIES FROM NEW LIFE BAKERY CLAIMS. In the event that Vitafort elects to acquire the claims against New Life Bakery, Sacramento Commercial shall consent to the terms proposed in the Foreclosure Purchase Agreement for the recoupment first from any proceeds of Vitafort's costs and the retention by Vitafort of one-half of the net proceeds. Vitafort shall provide to Sacramento Commercial a detailed recapitulation of the costs incurred in pursuing such recoveries, and shall remit one-half of the net proceeds directly to Sacramento Commercial via cashier's check or wire transfer.

David W. Levene
May 1, 1996
Page 4




     CONSENT. The willingness and ability of Sacramento Commercial to effect the transactions contemplated by the Foreclosure Purchase Agreement is expressly conditioned upon its receipt of written consent to the terms and conditions set forth in this letter from Vitafort. Please have a copy of this letter executed on behalf of your client and returned to me via telecopier and first class mail.



                                       Sincerely,


                                       DAHL & TANNER
                                       a professional corporation

                                         /s/ Walter R. Dahl

                                       Walter R. Dahl


cc:  Sharon Snyder
     Gilles S. Attia
     Christopher Chediak
     Eli Blumenfeld
     Stephen H. Johanson



ACCEPTED AND AGREED:

Dated: May   , 1996                    VITAFORT INTERNATIONAL CORPORATION,
                                       INC., a Delaware corporation


                                       By:   /s/ Mark Beychok
                                          ---------------------------------
                                             Mark Beychok, President

                                  BILL OF SALE
          [CALIFORNIA COMMERCIAL CODE SECTION 9504(3) -- PRIVATE SALE]



     For good and valuable consideration, RIVER CITY BANK, a California banking corporation ("Seller"), sells, transfers and assigns to VITAFORT INTERNATIONAL CORPORATION, INC. a Delaware corporation ("Buyer") all the right, title and interest of Seller, and of AUBURN FARMS, INC., a California corporation, dba "Nature's Warehouse" ("Debtor") in and to Debtor's Inventory, including specifically but without limitation, packaging materials and finished goods ("the Assets").

     This Bill of Sale is executed and delivered as part of a private sale of collateral conducted by Seller following the default of Debtor, pursuant to California Commercial Code Section 9504(3). The personal property is sold "as is", "where is", "with all faults". The personal property is sold is without warranty, express or implied, save and except that by reason of such sale:
(a) Buyer is now vested with all rights and Interests that Debtor has in and to the Assets; (b) Buyer now has title to the Assets free and clear of all liens and encumbrances of Seller; (c) to the best of Seller's knowledge, Buyer now has title to the Assets free and clear of all liens, encumbrances, and adverse claims, if any, that were, prior to the sale, junior in priority to Seller; and, (d) to the best of Seller's knowledge, the sale was conducted in compliance with California Commercial Code Section 9504(3).

     The amount of the purchase price paid and payable by Buyer for the Assets and matters related thereto are covered in other agreements.



Dated: May   , 1996                 RIVER CITY BANK,
                                    a California banking corporation



                                    By:
                                       ----------------------------------
                                         Jeanne Reaves, Executive Vice President
                                         and Chief Operating Officer


                                 ACKNOWLEDGMENT


WITHOUT LIMITING THE FOREGOING BILL OF SALE AND TO ENSURE THAT IF THERE IS ANY ACTUAL OR CLAIMED DEFECT IN THE SECURITY INTEREST OF SELLER IN THE ASSETS, DEBTOR AND EACH OF THE UNDERSIGNED GUARANTORS HEREBY TRANSFER TO BUYER ALL RIGHT, TITLE AND INTEREST, IF ANY REMAINS, THAT ALL OR ANY OF THEM MAY HAVE
IN AND TO THE ASSETS.


Dated: May   , 1996                 AUBURN FARMS, INC., A CALIFORNIA CORPORATION



                                    By:
                                       ------------------------------------
                                         Robert E. Luke, President



Dated: May   , 1996                 ------------------------------------
                                         ROBERT E. LUKE


Dated: May   , 1996                 ------------------------------------
                                         KAREN J. LUKE


Dated: May   , 1996                 ------------------------------------
                                         DANIEL W. LANG


Dated: May   , 1996                 ------------------------------------
                                         ANNE Z. LANG

                                  BILL OF SALE
          [CALIFORNIA COMMERCIAL CODE SECTION 9504(3) -- PRIVATE SALE]



     For good and valuable consideration, SACRAMENTO COMMERCIAL BANK, a California banking corporation ("Seller"), sells, transfers and assigns to VITAFORT INTERNATIONAL CORPORATION, INC. a Delaware corporation ("Buyer") all the right, title and interest of Seller, and of AUBURN FARMS, INC., a California corporation, dba "Nature's Warehouse" ("Debtor") in and to that certain personal property set forth on atteched Exhibit "A" ("the Assets").

     This Bill of Sale is executed and delivered as part of a private sale of collateral conducted by Seller following the default of Debtor, pursuant to California Commercial Code Section 9504(3). The personal property is sold "as is", "where is", "with all faults". The personal property is sold is without warranty, express or implied, save and except that by reason of such sale:
(a) Buyer is now vested with all rights and Interests that Debtor has in and to the Assets; (b) Buyer now has title to the Assets free and clear of all liens and encumbrances of Seller; (c) to the best of Seller's knowledge. Buyer now has title to the Assets free and clear of all liens, encumbrances, and adverse claims, if any, that were, prior to the sale, junior in priority to Seller; and, (d) to the best of Seller's knowledge, the sale was conducted in compliance with California Commercial Code Section 9504(3).

     The amount of the purchase price paid and payable by Buyer for the Assets and matters related thereto are covered in other agreements.



Dated: May    , 1996                 SACRAMENTO COMMERCIAL BANK,
                                     a California banking corporation



                                    By:
                                       ----------------------------------
                                         Sharon Snyder, Assistant Vice President



                                 ACKNOWLEDGMENT


WITHOUT LIMITING THE FOREGOING BILL OF SALE AND TO ENSURE THAT IF THERE IS ANY ACTUAL OR CLAIMED DEFECT IN THE SECURITY INTEREST OF SELLER IN THE ASSETS, DEBTOR AND EACH OF THE UNDERSIGNED GUARANTORS HEREBY TRANSFER TO BUYER ALL RIGHT, TITLE AND INTEREST, IF ANY REMAINS, THAT ALL OR ANY OF THEM MAY HAVE
IN AND TO THE ASSETS.


Dated: May   , 1996                 AUBURN FARMS, INC., A CALIFORNIA CORPORATION



                                    By:
                                       ------------------------------------
                                         Robert E. Luke, President



Dated: May   , 1996                 ------------------------------------
                                         ROBERT E. LUKE


Dated: May   , 1996                 ------------------------------------
                                         KAREN J. LUKE


Dated: May   , 1996                 ------------------------------------
                                         DANIEL W. LANG


Dated: May   , 1996                 ------------------------------------
                                         ANNE Z. LANG

                                  BILL OF SALE
          [CALIFORNIA COMMERCIAL CODE SECTION 9504(3) -- PRIVATE SALE]



     For good and valuable consideration, SACRAMENTO COMMERCIAL BANK, a California banking corporation ("Seller"), sells, transfers and assigns to VITAFORT INTERNATIONAL CORPORATION, INC. a Delaware corporation ("Buyer") all the right, title and interest of Seller, and of AUBURN FARMS, INC., a California corporation, dba "Nature's Warehouse" ("Debtor") in and to Debtor's Inventory, including specifically but without limitation, packaging materials and finished goods ("the Assets").

     This Bill of Sale is executed and delivered as part of a private sale of collateral conducted by Seller following the default of Debtor, pursuant to California Commercial Code Section 9504(3). The personal property is sold "as is", "where is", "with all faults". The personal property is sold is without warranty, express or implied, save and except that by reason of such sale:
(a) Buyer is now vested with all rights and Interests that Debtor had in and to the Assets; (b) Buyer now has title to the Assets free and clear of all liens and encumbrances of Seller; (c) to the best of Seller's knowledge, Buyer now has title to the Assets free and clear of all liens, encumbrances, and adverse claims, if any, that were, prior to the sale, junior in priority to Seller; and, (d) to the best of Seller's knowledge, the sale was conducted in compliance with California Commercial Code Section 9504(3).

     The amount of the purchase price paid and payable by Buyer for the Assets and matters related thereto are covered in other agreements.



Dated: May   ,1996                  SACRAMENTO COMMERCIAL BANK
                                    a California banking corporation



                                    By:
                                         ---------------------------------------
                                         Sharon Snyder, Assistant Vice President



                                 ACKNOWLEDGMENT


WITHOUT LIMITING THE FOREGOING BILL OF SALE AND TO ENSURE THAT IF THERE IS ANY ACTUAL OR CLAIMED DEFECT IN THE SECURITY INTEREST OF SELLER IN THE ASSETS, DEBTOR AND EACH OF THE UNDERSIGNED GUARANTORS HEREBY TRANSFER TO BUYER ALL RIGHT, TITLE AND INTEREST, IF ANY REMAINS, THAT ALL OR ANY OF THEM MAY HAVE
IN AND TO THE ASSETS.


Dated: May   , 1996                 AUBURN FARMS, INC., A CALIFORNIA CORPORATION



                                    By:
                                       ------------------------------------
                                         Robert E. Luke, President



Dated: May   , 1996                 ------------------------------------
                                         ROBERT E. LUKE


Dated: May   , 1996                 ------------------------------------
                                         KAREN J. LUKE


Dated: May   , 1996                 ------------------------------------
                                         DANIEL W. LANG


Dated: May   , 1996                 ------------------------------------
                                         ANNE Z. LANG

                                   EXHIBIT "A"


                     SCHEDULE OF TRADEMARKS AND TRADE DRESS



1. All common law and statutory rights that Auburn Farms, Inc. has in the following trademarks and all good will attached thereto:

Mark                             Status in USA             Other Stats or
- ----                             -------------             Foreign Regs.
- --------------------------------------------------------------------------------
FREESTYLE                 | INTENT TO USE APP.       |
                          | NO. 74/628741 FILED      |
                          | 2/2/95                   |
- --------------------------------------------------------------------------------
ONLY CHIPS                | INTENT TO USE APP.       |
                          | NO. 74/68742 FILED       |
                          | 2/2/95                   |
- --------------------------------------------------------------------------------
ONLY SNACKS               | NO APP. FILED            |
- --------------------------------------------------------------------------------
PUFFITAS                  | APP. NO. 74/660759       |
                          | FILED 4/4/95             |
- --------------------------------------------------------------------------------
7 GRAINERS                | REG. NO. 1,892,288       |
- --------------------------------------------------------------------------------
AUBURN FARMS              | REG. NO. 1,716,884       | CA REG. NO. 096228
- --------------------------------------------------------------------------------
JAMMERS                   | APP. FILED 10/23/92      | CANADA REG. NO.
                          |                          | 434900
- --------------------------------------------------------------------------------
TOAST 'N JAMMERS          | REG. NO. 1,743,417       | CA REG. NO. 096227
- --------------------------------------------------------------------------------
PASTRY POPPERS            | REG. NO. 1,761,758       | CA REG. NO. 096230
- --------------------------------------------------------------------------------
A-OK                      | REG. NO. 1,829,517       | CA REG. NO. 84826
- --------------------------------------------------------------------------------
MY O MY                   | REG. NO. 1,463,038       | CA REG. NO. 084826
- --------------------------------------------------------------------------------
NO HOW                    | REG. NO. 1,463,787       | CA REG. NO. 084827
- --------------------------------------------------------------------------------
NON STOP                  | REG. NO. 1,463,766       | CA REG. NO. 084828
- --------------------------------------------------------------------------------
NUT WIT                   | REG. NO. 1,477,022       | CA REG. NO. 84829
- --------------------------------------------------------------------------------
HIGH LITE                 | REG. NO. 1,642,469       | CA REG. NO. 096229
- --------------------------------------------------------------------------------
NATURES WAREHOUSE         | REG. NO. 1,740,060       | CA REG. NO. 80416,
                          |                          | CANADA REG. NO.
                          |                          | 416439
- --------------------------------------------------------------------------------
VINTAGE                   | APP. NO. 74/660780       |
                          | FILED 4/4/95             |
- --------------------------------------------------------------------------------
NUTTIN' LIKE IT           | REG NO. 1,825,918        |
- --------------------------------------------------------------------------------
SPUDBAKES                 | INTENT TO USE APP.       |
                          | NO. 74/463837 FILED      |
                          | 11/29/93                 |
- --------------------------------------------------------------------------------


2. ALL RIGHTS THAT AUBURN FARMS HAS IN THE TRADE DRESS AND TRADE STYLE OF ALL PACKAGING THAT AUBURN FARMS, INC. HAS USED BEARING ANY OF THE ABOVE TRADEMARKS.

                              TELECOPY COVER LETTER
                              ---------------------


                          LEVENE, NEALE & BENDER L.L.P.
                      1801 Avenue of the Stars, Suite 1120
                          Los Angeles, California 90067
                          Telephone No. (310) 229-1234
                          Telecopier No. (310) 229-1244


Date:           April 22, 1996                   TIME:
     ----------------------------------               --------------------------

Please deliver the following pages to:


               Jeff Pollon
NAME:          Mark Beychok            FIRM:  Vitafort International Corporation
     -----------------------------          ------------------------------------

TELECOPY #:     (310) 556-1227         VERIFICATION #:   (310) 552-6393
           -----------------------                    --------------------------

NAME:       Allan Zackler, Esq         FIRM:  Zackler & Associates
     -----------------------------          ------------------------------------

TELECOPY #:     (510) 834-9185         VERIFICATION #:   (510) 834-4400
           -----------------------                    --------------------------


MESSAGE:
        -----------------------------------------------


FROM:         David W. Levene                    NUMBER OF PAGES
     -----------------------------                               ---------------
                                                    (including this cover sheet)


If you do not receive all of the pages, please call (310) 229-1234

- --------------------------------------------------------------------------------
IMPORTANT:  THIS MESSAGE IS INTENDED ONLY FOR THE USE OF THE INDIVIDUAL OR
ENTITY TO WHICH IT IS ADDRESSED AND MAY CONTAIN INFORMATION THAT IS PRIVILEGED, CONFIDENTIAL AND EXEMPT FROM DISCLOSURE UNDER APPLICABLE LAW. If the reader of this message is not the intended recipient, or the employee or agent responsible for delivering the message to the intended recipient, you are hereby notified that any dissemination, distribution or copying of this communication is strictly prohibited. If you have received this communication in error, please notify us immediately by telephone, and return the original message to us at the above address via U.S. Postal Service, Thank you.
- --------------------------------------------------------------------------------

                                                 -------------------------------
                                                       TELECOPIER OPERATOR


Client/Matter #:   1160                                 Attorney:      DWL
                ----------                                       ---------------

                     [LEVENE, NEALE & BENDER LLP LETTERHEAD]

                                April 22,1996



VIA FACSIMILE


Gilles S. Attia, Esq.
Graham & James
400 Capitol Mall
24th Floor
Sacramento, CA 95814


Mr. Robert Luke
Auburn Farms, Inc.
4721 Kelton Way, Building #1
Sacramento, CA 95838

     Re:  Auburn Farms, Inc.
          Nature's Warehouse

Dear Messrs. Attia and Luke:

     By letter dated April 19, 1996, my client accepted the proposal summarized in Mr. Attia's April 17, 1996, subject to certain clarifications and modifications.

     In my client's original proposal dated April 11, 1996, my client offered to assist the Banks in the collection of accounts receivable if that was the desire of the Banks. In my client's April 19, 1996, letter we left open the issue of assisting in the collection of accounts receivable. I have been informed by Mr. Luke that the Banks viewed my client's assistance in the collection process to be an attractive and important factor. If, indeed, the Bank's do consider such involvement to be of importance, my client will reinstate its previous proposal that should read as follows:

     "As an accommodation, Buyer is willing to assist Banks in the collection of Auburn Farms' accounts receivable. In order to defray its costs, Buyer shall be entitled to deduct 10% from the amounts collected, as and when such collections occur. Buyer shall have no duty to initiate suit or other proceedings to

Gilles S. Attia, Esq.
Robert Luke
April 22, 1996
Page 2


     effect collection of accounts; and, Buyer may discontinue its collection efforts at such time as Buyer, in its sole judgment, determines to be appropriate under the circumstances."

     Attached hereto is a complete set of documents beginning with my April 19, 1996 letter, and all attachments referred to therein which, together with this letter dealing with collection of accounts, should hopefully provide you with all you need in order to obtain the requisite consents from the Banks and any other party in interest. Regarding the attachments, please note that the default /surrender document (Exhibit "2") has been corrected to identify the proper code sections and the Certificate of Sale (Exhibit "3") has not been reviewed by either of you.

     As indicated in my April 19, 1996 letter, we request a response early this afternoon. Presumably you will present the materials to the Banks to make certain that they are willing to proceed. Obviously, time is of the essence and attractiveness of the deal declines with each passing day. Hopefully, we are now at or close to the point of getting the deal consummated without further delay.


                                       Very truly yours,


                                       /s/ David W. Levene
                                       David W. Levene

                     [LEVENE, NEALE & BENDER LLP LETTERHEAD]

                                 April 19, 1996

VIA FACSIMILE


Gilles S. Attia, Esq.
Graham & James
400 Capitol Mall
24th Floor
Sacramento, CA 95814


Mr. Robert Luke
Auburn Farms, Inc.
4721 Kelton Way, Building #1
Sacramento, CA 95838

     Re:  Auburn Farms, Inc.
          Nature's Warehouse

Dear Messrs. Attia and Luke:

     I have received a copy of a proposal on behalf of Auburn Farms, Inc., a copy of which is attached as Exhibit "1" for your reference (the "Offer"). Upon consideration of the terms of the Offer, I am pleased to inform you that it is generally acceptable subject to the following clarifications and modifications.

     As an initial proposition, due to the potential applicability of the Bulk Sale statute, the financial condition of Auburn Farms, Inc. ("Debtor") and the need to better ensure that my client ("Buyer") acquires title, free and clear of liens and encumbrances, the purchase of the assets must occur through a private foreclosure sale conducted pursuant to Section 9504 of the California Commercial Code. River City Bank and Sacramento Commercial Bank ("Banks") claim a security interest in the interests that Buyer wishes to acquire. A foreclosure sale is not subject to the Bulk Sale statute. Moreover, because the Banks must agree to the terms of the transaction and the disposition of the resulting proceeds in order for Buyer to acquire clear title, the fact that the purchase is through a foreclosure rather than a direct transaction should not make a

Gilles S. Attia, Esq.
Robert Luke
April 19, 1996
Page 2



difference to the Debtor because in either event the Banks' agreement and cooperation are required.

     Based upon the foregoing as well as other matters set forth below, the Offer is accepted subject to the following clarifications and modifications:

     -  Wherever reference is made to "Seller", it should instead be "Debtor".

     - Paragraph 1 should be deemed modified as to procedure. Specifically, the Debtor should surrender to Banks the Intangibles listed on Exhibit "A" and request that the Banks proceed to transfer the Intangibles identified therein to Buyer pursuant to Section 9504 of the California Commercial Code. A form surrender letter to the Banks is attached hereto as Exhibit "2". The Banks shall pass title to the Intangibles pursuant to the foreclosure and shall evidence the transfer by a Certificate of Sale substantially in the form attached hereto as Exhibit "3". In addition, to the extent that the Banks' security interests might not extend to all of the Intangibles or are not valid, perfected and unavoidable, the Debtor shall also execute the Certificate of Sale conveying whatever right, title and interest that the Debtor may have in and to the Intangibles.

     - All payments at Closing and thereafter are to be made by Buyer to the Banks until the Banks advise Buyer that the obligations to the Banks have been satisfied. (The fact that $75,000 for transaction expenses and other funds that Debtor anticipates receiving now or in the future requires consent of the Banks for the same to be used for any purpose other than payment of the Bank debt. Therefore, the structure of the transaction as a foreclosure rather than a sale makes no difference economically. The issue of the disposition of the

Gilles S. Attia, Esq.
Robert Luke
April 19, 1996
Page 3



        payments to the Banks are matters between the Debtor and the Banks and are not of concern to Buyer). Accordingly, the $75,000 payable at closing shall be paid to the Banks or in accordance with instruction from Banks to Buyer.

     - All of the percentage payments referred to the various subsections of paragraph 1 shall paid to the Banks or in accordance with instruction from the Banks to Buyer.

     - The purchase of the inventory shall likewise be from the Banks and the Banks and the Certificate of Sale reflects that fact. Likewise, the payments shall be made to the Banks or in accordance with instruction from the Banks to Buyer.

     Other clarifications or modifications:

     - The closing shall occur when as soon as the Banks are prepared to close, but in no case later than 3 p.m., P.D.T., on Wednesday, April 24, 1996.

     - The ultimate recipients and the applications of the sales proceeds are matters between the Debtor, the Banks and the Debtor's other creditors. The Buyer has no interest in and is not to be concerned with the disposition of the proceeds.

     - All payments based on "gross sales" shall mean the total product invoice prices for products subject to this agreement less (a) direct sales incentives, (b) trade promotions costs, (c) freight charges and (d) bad debt writeoffs or reserves on invoices included in prior "gross sales" computations. Because of financial reporting considerations, the payments based on gross sales shall be due the 15th of the month for the immediately preceding month.

     - Paragraph 2, dealing with inventory, shall be paid for by Buyer to Banks as and when Buyers takes delivery of the

Gilles S. Attia, Esq.
Robert Luke
April 19, 1996
Page 4


        inventory. It is contemplated that the inventory will be obtained by Buyer on a when needed, as needed basis. The purchase price for the items of inventory shall be equal to the Company's direct invoiced purchase price, without regard to whether the Company paid such invoice. As indicated, the Buyer shall make the payments to the Bank for application to the Bank debt or in such manner as the Banks and the Company agree.

     - The covenant in paragraph 3 shall be construed as a representation of Buyer's intention. This paragraph is to be qualified by the following sentence:

     "Nothing herein shall obligate Buyer to commence or continue any of the activities specified in this paragraph 3 if Buyer, in its sole discretion, believes that commencement or continuation of the same are not or will not be in the best interests of Buyer."

     The foregoing qualification is intended to simply to protect the Buyer from having an obligation to promote the sale or distribution of products that the Buyer in good faith believes to be unprofitable or otherwise harmful to the company's image or performance.

     - Although the Buyer is given 90 days to elect to take an assignment of claims against New-Life Bakery, if such an assignment is made, Buyer shall have no obligation to prosecute such action, shall have sole discretion to compromise, settle or discontinue pursuit of the action and shall have no duty to Banks, the Company or any other party except for the payment of the one half of the net recovery; and, the payment of the one half of the net recovery shall be made to the Banks unless the obligations to the Banks have been satisfied, in which case, the payment shall be made to the Company or such other party as may then be entitled to receive such payment.

Gilles S. Attia, Esq.
Robert Luke
April 22, 1996
Page 5



     Although the April 11, 1996 proposal, is now superseded, it contains certain provisions which should be incorporated. For your convenience, a copy of the April 11, 1996 proposal is attached as Exhibit 4. The provisions that need to be included are the following:

     - The Company must change its corporate name and not adopt or use any legal or fictitious name that is in any manner similar to the Intangibles.

     - Buyer must receive good and marketable title to the Intangibles and inventory, free and clear of all liens, security interests, encumbrances and adverse claims of every kind and nature.

     - Buyer shall have no obligation to collect or assist in the collection of Company's accounts receivables. If the Bank's wish Buyer to assist in such collection efforts, that will be a matter for future discussion.

     - A condition to Buyer's obligation to proceed still involves Buyer and Robert Luke entering into a mutually satisfactory consulting contract. Unless this condition is waived by Buyer, such a consulting contract must be entered into prior to or concurrent with closing.

     - The transactions shall be subject compliance with applicable law. If any material provision of this transaction cannot be timely concluded subject to compliance with applicable law (including, without limitation, applicable rules and regulations promulgated pursuant to federal and state securities laws), Buyer may, prior to closing, cancel this transaction without any liability to any party.

     - Buyer's obligations shall be conditioned upon approval of the transactions by Buyer's Board of Directors.

Gilles S. Attia, Esq.
Robert Luke
April 19, 1996
Page 6


     Please confirm that the foregoing is acceptable by signing and returning a counterpart of this letter no later than 1:00 p.m., P.D.T., Monday, April 22, 1996. A facsimile signature page will suffice provided that the original signature page is received by the undersigned the following day by overnight mail or equally expedient means. Unless extended by Company, the deadline for Buyer to obtain approval of its Board of Directors shall be 5 p.m., P.D.T., Wednesday, April 24, 1996.

     The undersigned is acting on behalf of a publicly-traded company, whose identity will be disclosed when legally appropriate. The undersigned and this law firm, by transmitting the foregoing, shall have no liability to any party should there be a failure of performance by this firm's client.


                                       Very truly yours,

                                        /s/ David W. Levene

                                       David W. Levene




THE FOREGOING IS AGREED TO
AND ACCEPTED SUBJECT TO THE
UNDERSIGNED OBTAINING THE REQUISITE
CONSENTS FROM THE BANKS.


AUBURN FARMS, INC.


BY:
   --------------------------------------

                       [LETTERHEAD OF GRAHAM & JAMES LLP]




April 17, 1996


VIA FACSIMILE


Mr. David Levene
Levene, Neale & Bender LLP.
1801 Avenue of the Stars, Suite 1120
Los Angeles, CA 90067


Dear Mr. Levene:

On behalf of the board of directors of our client Auburn Farms, Inc. (the "Seller"), the following offer is transmitted to you for presentation to the publicly-held company, on whose behalf you had forwarded to me the offer contained in your letter dated April 11, 1996 (the "Offer Letter"). Though the board of directors recognizes that your client withdrew the Offer Letter on April 16, 1996, by this reference, this letter incorporates into this offer on behalf of Seller all elements of the Offer Letter, except for the additional or different terms, set forth below; all capitalized terms used herein will have the same definition as in the Offer Letter.

1. Upon the approval by River City Bank and Sacramento Commercial Bank, Seller shall sell and Buyer shall purchase from Seller, the Intangibles listed on Exhibit A to the Offer Letter and Buyer shall agree to pay to Seller, or its designee, at the closing, to occur on or prior to 5:00 p.m. on April 19,1996:

     a. $75,000 in immediately available funds at the closing for the payment of expenses in connection with the winding up of the business of and the administration of settlement with creditors of Seller; and

     b. Upon the close of each month, Buyer shall calculate the amount of gross sales by Buyer or any of its affiliates during such month, in accordance with generally accepted accounting principles, of all products that embody any element of the Intangibles except for any sales pursuant to paragraph 1(c) below ("Gross Sales") and shall pay to Seller, or assignee, within ten days of the close of such month:

          (i) for a period of 30 months following the beginning of distribution by Buyer of such products, the sum of three and one-half percent (3 1/2%) of Gross Sales; and

         (ii) for a period of 30 months following the conclusion of the 30= month period set forth in paragraph 1(b)(i) above, the sum of three percent (3%) of Gross Sales; and

        (iii) for a period of 30 months following the conclusion of the 30= month period set forth in paragraph 1(b)(ii) above, the sum of two and one-half percent (2 1/2%) of Gross Sales, and

         (iv) for a period of 30 months following the conclusion of the 30= month period set forth in paragraph 1(b)(iii) above, the sum of two percent (2%) of Gross Sales.

     c. For a period of 120 months following the closing, within ten days following each month, Buyer shall pay to Seller or assignee, one and one-half percent (1 1/2%)of the gross sales by Buyer or any of its affiliates during such monthly period, calculated in accordance with generally accepted accounting principles, of any new products developed or sold by Buyer or any of its affiliates under the name Auburn Farms or Nature's Warehouse, which bear any tradename, trademark or trade dress that is not listed on Exhibit A to the Offer Letter.

2. Subject to approval by River City Bank and Sacramento Commercial Bank, Seller shall sell and Buyer shall purchase from Seller (or its supplier, in cases in which Seller has not yet paid for such goods), all inventory of Seller that is not obsolete or spoiled, as determined by Buyer and Seller in good faith at the closing, including all packaging and finished goods of Seller for a purchase price equal to the amount paid by Seller or due to the supplier by Seller, as the case may be. Payment shall be made to Seller or supplier upon delivery of such goods to Buyer.

3. Buyer agrees and covenants to use its best efforts to promote the sale and distribution of all products that embody the intangibles, or any portion thereof, and to develop, formulate, sell and distribute additional products that embody the Intangibles during the term of this agreement and to develop and sell new products under the name of Auburn Farms or Natures Warehouse.

4.  Upon request by Buyer within 90 days following the closing of this



                                     -----
                                     -----
                                     -----

Mr. David Levene
April 17, 1996
Page 3


agreement and its concurrent agreement to use its best efforts to prosecute the causes of action at its sole cost and expense, Seller shall assign its rights, if any, to any causes of action that Seller may have against New Life Bakery, a Nevada corporation. In the event of any recovery from any such civil action, Buyer shall recover its actual expenses and one-half of any remaining recovery, if any. The remainder of any such recovery will be paid to Seller.

If this offer is agreeable, please countersign it and return it to me not later than 5:30 p.m. April 17, 1996 and provide written evidence of the acceptance of this offer by your client.


Very truly yours,



/s/ Gilles S. Attia

Gilles S. Attia
         of
GRAHAM & JAMES LLP



AGREED AND APPROVED:




- ------------------------------------
David Levene, Esq.



GSA:gss
cc:   Mr. Robert Luke
      Christopher Chediak, Esq.
      Eli Blumenfeld, Esq.








                                     -----
                                     -----
                                     -----

TO:    RIVER CITY BANK
       SACRAMENTO COMMERCIAL BANK

FROM:  AUBURN FARMS, INC.

DATE:  APRIL 22, 1996

RE:    DEFAULT AND SURRENDER OF COLLATERAL


- --------------------------------------------------------------------------------

     Auburn Farms, Inc. ("Debtor") has sustained substantial losses, lacks the financial ability to continue operating its business and is in default to River City Bank and Sacramento Commercial Bank. An offer has been received from _______________________________________("Buyer") to purchase certain intangibles and rights appurtenant thereto together with the related inventory. A copy of the offer is submitted herewith.

     Based upon the existing defaults, the belief that the offer represents the highest and best price obtainable under the circumstances, and due to the Buyer's time limitations, you are hereby requested to immediately take possession of the collateral securing the Company's obligations to the Banks and to immediately transfer the assets and interests included in the offer pursuant to Section 9504 of the California Commercial Code. Pursuant to Section 9504(3), the Company and the guarantors hereby expressly renounce their right to the 5 day notice provided therein and request that the private foreclosure sale be immediately concluded without further notice or advertising.


     Dated:  April   , 1996                            AUBURN FARMS, INC.


                                       By:
                                          ---------------------------------
                                       Title:
                                             ------------------------------

     The undersigned Guarantors consent to and join in the above request.

       ------------------------------     ------------------------------



       ------------------------------     ------------------------------

                               CERTIFICATE OF SALE

     THE UNDERSIGNED BANKS HEREBY CERTIFY THAT ON APRIL    , 1996, THEY
COLLECTIVELY CAUSED TO BE SOLD TO (INSERT BUYER'S NAME)("BUYER") THE ASSETS AND INTERESTS DESCRIBED ON EXHIBIT "A" (THE "ASSETS") HERETOFORE OWNED BY AUBURN FARMS, INC., A CALIFORNIA CORPORATION, D.B.A. NATURE'S WAREHOUSE ("DEBTOR"). THE SALE WAS CONDUCTED BY THE UNDERSIGNED BANKS, ACTING JOINTLY AND SEVERALLY, PURSUANT TO SECTION 9504(3) OF THE CALIFORNIA COMMERCIAL CODE. BY REASON THEREOF, BUYER IS NOW VESTED WITH ALL RIGHTS AND INTERESTS
THAT THE DEBTOR HAD IN AND TO THE ASSETS, BUYER NOW HAS GOOD AND MARKETABLE TITLE IN THE ASSETS FREE AND CLEAR OF ALL LIENS AND ENCUMBRANCES OF THE BANKS AND EACH OF THEM, AND ALL LIENS, ENCUMBRANCES, AND ADVERSE CLAIMS, IF ANY, THAT WERE, PRIOR TO THE SALE, JUNIOR IN PRIORITY TO THE BANKS.

     THE AMOUNT OF THE PURCHASE PRICE PAID AND PAYABLE BY BUYER FOR THE ASSETS AND MATTERS RELATED THERETO ARE COVERED IN OTHER AGREEMENTS.

          Dated: April   , 1996        River City Bank



                                       By:
                                          ---------------------------------
                                       Title:
                                             ------------------------------



                                       SACRAMENTO COMMERCIAL BANK



                                       By:
                                          ---------------------------------
                                       Title:
                                             ------------------------------



                                 ACKNOWLEDGMENT


     WITHOUT LIMITING THE FOREGOING CERTIFICATE OF SALE AND TO ENSURE THAT IF THERE IS ANY ACTUAL OR CLAIMED DEFECT IN THE SECURITY INTERESTS OF THE BANKS IN ANY OF THE ASSETS, AUBURN FARMS, INC., A CALIFORNIA CORPORATION, D.B.A. NATURE'S WAREHOUSE ("DEBTOR') AND EACH OF THE UNDERSIGNED GUARANTORS, HEREBY TRANSFER TO BUYER ALL RIGHT, TITLE AND INTEREST, IF ANY REMAINS, THAT ALL OR ANY OF THEM MAY STILL HAVE IN AND TO THE ASSETS.



DATED:  APRIL     , 1996            AUBURN FARMS, INC., A CALIFORNIA CORPORATION


                                    By:
                                       ---------------------------------
                                    Title:
                                          ------------------------------


                                    ------------------------------------


                                    ------------------------------------


                                    ------------------------------------

                   [LEVENE, NEALE & BENDER L.L.P. LETTERHEAD]







Via Facsimile


Gilles S. Attia, Esq.
Graham & James
400 Capitol Mall
24th Floor
Sacramento, CA 95814

     Re:  Auburn Farms, Inc.
          Nature's Warehouse

Dear Mr. Attia:

     As indicated in our telephone discussion, this firm represents a publicly-traded company. For now, my client must ensure that its identity not be disclosed unless and until an agreement is formalized concerning the matters outlined below and the issue of appropriate disclosure is considered and agreed upon so that there are no violations of applicable laws and rules governing information pertaining to public companies. For ease of reference, my client shall simply be referred to as "Buyer".

     Buyer proposes to acquire from Auburn Farms, Inc. d.b.a. Nature's Warehouse ("Seller") the trademarks, tradenames, service marks, logos and other rights and interests appurtenant thereto which are listed in Exhibit "A=" (the "Intangibles"). The purchase price for the Intangibles shall be a sum equal to 2.5% of all net revenues received by or on behalf of Buyer over a 5 year period from the sale of products incorporating one or more of the Intangibles (the "Deferred Payments"). "Net revenues" shall be the gross sales of products incorporating the Intangibles less discounts, returns allowances and bad debts.

     At closing, Buyer shall make a non-refundable advance to Seller of $25,000 against Deferred Payments. The advance shall be recouped by Buyer out of Deferred Payments. After Buyer has fully recouped its $25,000 advance, Buyer shall thereafter make the Deferred Payments for the balance of the 5 year term, within 30 days after the end of each calendar quarter. The entire

Gilles S. Attia, Esq.
Graham & James
April 11, 1996
Page 2



purchase price of the Intangibles shall be deemed fully paid upon the 5th anniversary of the closing date. The Deferred Payments shall be accompanied by appropriate accountings. Seller shall have the right, from time to time, upon reasonable notice and during regular business hours, to have independent auditors verify the accountings. The cost of such audits shall be the sole responsibility of Seller. The information obtained by such auditors, to the extent it is not generally available to the public, must be kept confidential (except for the auditor's conclusions) and not be distributed to Seller or any other person without the express written consent of Buyer.

     Seller shall change its corporate name and not adopt or use any legal or fictitious name that is in any manner similar to the Intangibles.

     Buyer shall have the option to purchase so much of Buyer's inventory on hand at closing as Buyer designates ("Purchased Inventory"). The purchase price of the Purchased Inventory shall be equal to Seller's direct cost, computed in accordance with generally accepted accounting principals, consistently applied. Buyer shall have no obligation to acquire any inventory that it does not wish to purchase. An inventory of the Purchased Inventory and costing thereof shall be performed as of closing. Upon identification and pricing of the Purchase Inventory, Buyer shall pay the purchase within one business day after closing, in cash or good funds.

     Buyer shall receive good and marketable title to the intangibles and Purchased Inventory, free and clear of all liens, security interests, encumbrances and adverse claims of every kind and nature.

     As an accommodation, Buyer is willing to assist Seller in the collection of Seller's accounts receivable. In order to defray its costs, Buyer shall be entitled to deduct 10% from the amounts collected, as and when such collections occur. Buyer shall have no duty to initiate suit or other proceedings to effect collection of accounts; and, Buyer may discontinue its

Gilles S. Attia, Esq.
Graham & James
April 11, 1996
Page 3


collection efforts at such time as Buyer, in its sole judgment, determines to be appropriate under the circumstances.

     As a material inducement to Buyer's willingness to proceed as outlined above, Buyer deems it imperative that a mutually satisfactory consulting contract be entered into between Buyer and Robert Luke. The minimum term of the consulting contract shall be one year at a gross monthly compensation of approximately $6,000.

     The transactions herein outlined shall be subject to compliance with applicable law.

     Because Seller is not currently filling orders or shipping products, the transactions must be concluded immediately. Otherwise, the customer base will erode quickly and Buyer's willingness to proceed as described will no longer exist. Accordingly, this proposal will expire unless accepted by Seller by 1:00 p.m., Tuesday, April 16, 1996. If timely accepted, the closing must occur no later than Friday, April 19, 1996. Otherwise, Buyer shall have the option to withdraw from the transaction at any time without any liability to any person.

     If the foregoing is acceptable, please so indicate by signing a counterpart in the space provided below and fax a signed counterpart to the undersigned by the Tuesday deadline. We can discuss the steps and allocate the tasks necessary to conclude the transaction in a timely manner.

     Without wishing to appear redundant, any party who receives a copy of this proposal must, as a condition to disclosure of the identity of my client, sign a confidentially agreement and agree not to trade in the securities of my client until this matter concluded one way or another and the issue of public disclosure has been appropriate considered and resolved. This, I believe, is important for the protection of all who are or may become involved in this transaction.

Gilles S. Attia, Esq.
Graham & James
April 11, 1996
Page 4



     Finally, this outline has not been reviewed by all members of my client's management team who have been involved in this matter. Because time is of the essence, I have elected to forward this to you subject to your understanding that it is possible I may be requested to modify this outline in certain respects. I will know first thing in the morning if there are any required changes. In either case, I will confirm to you whether you may proceed on the basis of this letter as written or I will provide you with any changes that may be required.

     Thank you for your courtesy and cooperation.

                                        Very truly yours,

                                       DAVID W. LEVENE


Agreed to and accepted:


AUBURN FARMS, INC.


By:
   -------------------------------